EXHIBIT 1
                        SUBSEQUENT TRANSFER INSTRUMENT

            Pursuant to this Subsequent Transfer Instrument (the "Instrument"), dated June 28, 1996, between Southern Pacific Secured Assets Corp., as seller (the "Company"), and Bankers Trust Company of California, N.A., as Trustee of the Southern Pacific Secured Assets Corp. Mortgage Pass-Through Certificates, Series 1996-2, as purchaser (the "Purchaser"), and pursuant to the Pooling and Servicing Agreement, dated as of May 8, 1996, among the Company, as company, Advanta Mortgage Corp. USA, as master servicer, and the Trustee, as trustee (the "Pooling and Servicing Agreement"), the Company and the Purchaser agree to the sale by the Company and the purchase by the Purchaser of the Mortgage Loans listed on the attached Schedule of Mortgage Loans (the "Subsequent Mortgage Loans").

            Capitalized terms used and not defined herein have their respective meanings as set forth in the Pooling and Servicing Agreement.

            Section 1.  CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS.

            (a) The Company does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse, all of its right, title and interest in and to the Subsequent Mortgage Loans, and including all principal received and interest accruing on the Subsequent Mortgage Loans on and after the related Subsequent Cut-Off Date, and all items with respect to the Subsequent Mortgage Loans to be delivered pursuant to Section 2.03 of the Pooling and Servicing Agreement; provided, however, that the Company reserves and retains all right, title and interest in and to principal (including Prepayments and Curtailments) received and interest accruing on the Subsequent Mortgage Loans prior to the related Subsequent Cut-off Date. The Company, contemporaneously with the delivery of this Agreement, has delivered or caused to be delivered to the Trustee each item set forth in Section 2.03 of the Pooling and Servicing Agreement. The transfer to the Trustee by the Company of the Subsequent Mortgage Loans identified on the Mortgage Loan Schedule shall be absolute and is intended by the Company, the Servicer, the Trustee and the Certificateholders to constitute and to be treated as a sale by the Company.

            (b) The expenses and costs relating to the delivery of the Subsequent Mortgage Loans, this Instrument and the Pooling and Servicing Agreement shall be borne by the Company.

            (c) Additional terms of the sale are set forth on Attachment A hereto.

            Section 2.  REPRESENTATIONS AND WARRANTIES; CONDITIONS PRECEDENT.

            (a) The Company hereby affirms the representations and warranties set forth in Section 3.03 of the Pooling and Servicing Agreement that relate to the Subsequent Mortgage Loans as of the date hereof. The Company hereby confirms that each of the conditions set forth in Section 2.08(b) of the Pooling and Servicing Agreement are satisfied as of the date hereof.

            (b) All terms and conditions of the Pooling and Servicing Agreement are hereby ratified and confirmed; provided, however, that in the event of any conflict the provisions of this Instrument shall control over the conflicting provisions of the Pooling and Servicing Agreement.

            Section 3.  RECORDATION OF INSTRUMENT.

            To the extent permitted by applicable law, this Instrument, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the Certificateholders' expense on direction of the Majority Certificateholders, but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders or is necessary for the administration or servicing of the Mortgage Loans.

            Section 4.  GOVERNING LAW.

            This Instrument shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, without giving effect to principles of conflicts of law.

            Section 5.  COUNTERPARTS.

            This Instrument may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same instrument.

            Section 6.  SUCCESSORS AND ASSIGNS.

            This Instrument shall inure to the benefit of and be binding upon the Company and the Purchaser and their respective successors and assigns.


                                          SOUTHERN PACIFIC SECURED ASSETS
                                          CORP.


                                          By:    /s/ Gary Palmer
                                          ----------------------
                                          Name:   Gary Palmer
                                          Title:  Director



                                          SOUTHERN   PACIFIC   SECURED  ASSETS
                                          CORP.,     MORTGAGE     PASS-THROUGH
                                          CERTIFICATES, SERIES 1996-2

                                          By: BANKERS TRUST COMPANY OF
                                          CALIFORNIA, N.A.,
                                                  as Trustee


                                          By:     /s/ Gary R. Vaughan
                                          ---------------------------
                                          Name:   Gary R. Vaughan
                                          Title:  Assistant Vice President




ATTACHMENTS

      A.    Additional terms of the sale.
      B.    Schedule of Subsequent Mortgage Loans.
      C.    Opinions of Company's counsel (bankruptcy, corporate).
      D.    Company's Officer's certificate.
      E.    Trustee's Certificate.
      F.    Opinion of Trustee's Counsel.

         SOUTHERN PACIFIC SECURED ASSETS CORP., MORTGAGE PASS-THROUGH
                          CERTIFICATES, SERIES 1996-2
                ATTACHMENT A TO SUBSEQUENT TRANSFER INSTRUMENT
                                 Series 1996-2
                                 June 28, 1996

                                    Group I

A.

    1.    Subsequent Cut-off Date:                        June 1, 1996
    2.    Subsequent Transfer Date:                       June 28, 1996
    3.    Aggregate Principal Balance of the Subsequent Mortgage Loans as of the
          Subsequent Cut-off Date:                        $5,210,367.90
    4.    Purchase Price:                                 100.00%

B.

    As to all the Subsequent Mortgage Loans the subject of this Instrument:

    1.    Longest stated term to maturity:                      360 months
    2.    Minimum Mortgage Rate:                                7.99%
    3.    Maximum Mortgage Rate:                                9.00%
    4.    WAC of all Mortgage Loans:                            8.72%
    5.    WAM of all Mortgage Loans:                            360 months
    6.    Balloon Loans:                                        0.00%
    7.    Largest Principal Balance:                            $360,000
    8.    Non-owner occupied Mortgaged Properties:              11.23%
    9.    California zip code concentration:                    5.67%
    10.   Condominiums:                                         2.01%
    11.   Single-family:                                        85.11%
    12.   Weighted average term since origination:                 months
    13.   First payment date:
                  May 1996                                      12.05%
                  June 1996                                     20.18%
                  July 1996                                     67.76%

         SOUTHERN PACIFIC SECURED ASSETS CORP., MORTGAGE PASS-THROUGH
                          CERTIFICATES, SERIES 1996-2
                ATTACHMENT B TO SUBSEQUENT TRANSFER INSTRUMENT
                                 Series 1996-2
                                 June 28, 1996



Group 1 Subsequent Transfer Loan Schedule 6/28/96                                          Maturity   Loan     Cutoff
Count  Loan #   Borrower         Address                      City           State  ZIP      Date     Amount   Balance     LTV
  1  3000600214 FRANCO, JR.      911 WILLARDSON WAY          SANTA ANA        CA   92703    4/1/26    49700     49645.39   70
  2   900600879 WILLIAMS         1570-1572 7TH STREET        OAKLAND          CA   94607    6/1/26    50000     50000      57.48
  3  3000600613 GARVAS           3937 WEST MC FADDEN AVENUE  SANTA ANA        CA   92704    4/1/26    55250     55175.62   65
  4  3000600378 MAY              33291 OAK GLEN ROAD         YUCAIPA          CA   92399    4/1/26    55250     55186.2    65
  5  3000600221 HORN             3622 LINDSAY STREET         RIVERSIDE        CA   92509    5/1/26    66300     66252.44   65
  6  3000600623 ROBERTSON        17 BENICIA ROAD             VALLEJO          CA   94590    4/1/26    68600     68524.62   70
  7   600601443 YARBROUGH        13331 EUSTACE STREET        PACOIMA AREA     CA   91331    6/1/26    75000     75000      60
  8   300602322 HICK             6638-6640 N. ALBINA AVE.    PORTLAND         OR   97217    6/1/26    77000     77000      70
  9   300602325 HICK             6626-6628 N. ALBINA AVE.    PORTLAND         OR   97217    6/1/26    77000     77000      70
 10   300602328 HICK             6616-6618 N. ALBINA AVE.    PORTLAND         OR   97217    6/1/26    77000     77000      70
 11  3000600271 LEE              24607 AVENUE 92             TERRA BELLA      CA   93270    5/1/26    81600     81545.14   68
 12  3000600224 OLABODE          5315 N. HAIGHT AVENUE       PORTLAND         OR   97217    5/1/26    84000     83951.67   70
 13   500600744 VELA, SR.        1013 NORTH THORNBURG STREET SANTA MARIA      CA   93454    6/1/26    86250     86250      75
 14  3000600607 D'ANNA           3530 SUSAN STREET           RIVERSIDE        CA   92504    4/1/26    87500     87387.54   70
 15  3000600246 MARQUEZ          2446 21ST AVENUE            OAKLAND          CA   94606    5/1/26    97425     97371.68   75
 16  3000600637 CADDY            1751 GLEASON STREET         CORONA           CA   91720    5/1/26   101500    101444.44   64.24
 17   200601831 OWUSU            1382 WEST LAURENWOOD WAY    HIGHLANDS RANCH  CO   80126    6/1/26   105500    105500      85
 18  3000600630 WASHINGTON       5415-5417 YGNACIO AVENUE    OAKLAND          CA   94601    4/1/26   112500    112363.22   75
 19  3000600261 PUGA             23388 WEST HIGHWAY 140      STEVINSON        CA   95374    5/1/26   116000    115929.73   72.96
 20  1700600460 OSVALDIK         2987 HAXTON WAY             BELLINGHAM       WA   98226    6/1/26   119000    119000      70
 21   200601751 STROUSE          50 SALIDA DEL SOL           EDGEWOOD         NM   87015    6/1/26   131700    131700      84.97
 22   800602339 MUNOZ-BUTERFIEL  1483 EAST SNOW IRIS CIRCLE  SANDY            UT   84092    6/1/26   132000    132000      63.47
 23   200601760 DOIG             7988 BEVERLY BOULEVARD      CASTLE ROCK      CO   80104    6/1/26   148000    148000      82.23
 24  2000600022 CHAFE            29 ROOSEVELT AVE            DANVERS          MA    1923    6/1/26   148000    148000      80
 25   300602429 WISE             80881 TURKEY RUN RD         CRESWELL         OR   97426    6/1/26   165750    165750      65
 26  3000600338 PACHECO          5134 BODA PLACE             LOS ANGELES      CA   91367    4/1/26   208000    199690.42   65
 27   800602498 PEGG             64-5268 PUU NANEA STREET    KAMUELA          HI   96743    5/1/26   210000    209879.18   75
 28   200601996 WALKER           969 WEST CARIBOU DRIVE      MONUMENT         CO   80132    6/1/26   211200    211200      80
 29   800602521 TAYLOR           15414 MANDAN ROAD           APPLE VALLEY     CA   92307    6/1/26   228000    228000      80
 30   200601840 HAGEMAN          9844 PEBBLE BEACH LANE      LONE TREE        CO   80124    6/1/26   228800    228800      80
 31   700601249 PHILLIPS         135 FORT WILLIAMS PARKWAY   ALEXANDRIA       VA   22304    6/1/26   242250    242250      85
 32   700601166 COLBUS           4401 JENSEN PLACE           FAIRFAX          VA   22032    6/1/26   267750    267750      85
 33   500600641 NAVARRO          232 EAST ANAPAMU ST.        SANTA BARBARA    CA   93101    6/1/26   277500    277500      75
 34  3000600263 SOLIS            23 HALL DRIVE               ORINDA           CA   94563    5/1/26   295500    295320.61   78.8
 35   200601934 MCINERNY         7090 SPRING GLADE ROAD      LOVELAND         CO   80538    6/1/26   323000    323000      85
 36   700601146 GAUNOUX          8215 SETTLE SCHOOL ROAD     RIXEYVILLE       VA   22737    6/1/26   360000    360000      80

                                                                                                    Minimum      Margin
Count  Loan #   Borrower         Address                      City           State  ZIP    Rate         Rate        (%)
  1  3000600214 FRANCO, JR.      911 WILLARDSON WAY          SANTA ANA        CA   92703   8.99         8.99        6.5
  2   900600879 WILLIAMS         1570-1572 7TH STREET        OAKLAND          CA   94607   8.75         8.75        5.9
  3  3000600613 GARVAS           3937 WEST MC FADDEN AVENUE  SANTA ANA        CA   92704   8            8           6
  4  3000600378 MAY              33291 OAK GLEN ROAD         YUCAIPA          CA   92399   8.75         8.75        5.5
  5  3000600221 HORN             3622 LINDSAY STREET         RIVERSIDE        CA   92509   8.75         8.75        5.75
  6  3000600623 ROBERTSON        17 BENICIA ROAD             VALLEJO          CA   94590   8.99         8.99        5.5
  7   600601443 YARBROUGH        13331 EUSTACE STREET        PACOIMA AREA     CA   91331   8.5          8.5         4.9
  8   300602322 HICK             6638-6640 N. ALBINA AVE.    PORTLAND         OR   97217   9            9           6.15
  9   300602325 HICK             6626-6628 N. ALBINA AVE.    PORTLAND         OR   97217   9            9           6.15
 10   300602328 HICK             6616-6618 N. ALBINA AVE.    PORTLAND         OR   97217   9            9           6.15
 11  3000600271 LEE              24607 AVENUE 92             TERRA BELLA      CA   93270   7.99         7.99        5.75
 12  3000600224 OLABODE          5315 N. HAIGHT AVENUE       PORTLAND         OR   97217   8.75         8.75        5.75
 13   500600744 VELA, SR.        1013 NORTH THORNBURG STREET SANTA MARIA      CA   93454   8.5          8.5         5.4
 14  3000600607 D'ANNA           3530 SUSAN STREET           RIVERSIDE        CA   92504   8.24         8.24        5.5
 15  3000600246 MARQUEZ          2446 21ST AVENUE            OAKLAND          CA   94606   8.99         8.99        5.75
 16  3000600637 CADDY            1751 GLEASON STREET         CORONA           CA   91720   8.99         8.99        5.75
 17   200601831 OWUSU            1382 WEST LAURENWOOD WAY    HIGHLANDS RANCH  CO   80126   9            9           4.9
 18  3000600630 WASHINGTON       5415-5417 YGNACIO AVENUE    OAKLAND          CA   94601   8.5          8.5         5.5
 19  3000600261 PUGA             23388 WEST HIGHWAY 140      STEVINSON        CA   95374   8.5          8.5         5.75
 20  1700600460 OSVALDIK         2987 HAXTON WAY             BELLINGHAM       WA   98226   8.75         8.75        4.9
 21   200601751 STROUSE          50 SALIDA DEL SOL           EDGEWOOD         NM   87015   9            9           4.9
 22   800602339 MUNOZ-BUTERFIEL  1483 EAST SNOW IRIS CIRCLE  SANDY            UT   84092   9            9           5.9
 23   200601760 DOIG             7988 BEVERLY BOULEVARD      CASTLE ROCK      CO   80104   9            9           5.4
 24  2000600022 CHAFE            29 ROOSEVELT AVE            DANVERS          MA    1923   8.75         8.75        5.4
 25   300602429 WISE             80881 TURKEY RUN RD         CRESWELL         OR   97426   8.25         8.25        5.4
 26  3000600338 PACHECO          5134 BODA PLACE             LOS ANGELES      CA   91367   8.5          8.5         5.75
 27   800602498 PEGG             64-5268 PUU NANEA STREET    KAMUELA          HI   96743   8.75         8.75        5.4
 28   200601996 WALKER           969 WEST CARIBOU DRIVE      MONUMENT         CO   80132   8.75         8.75        4.9
 29   800602521 TAYLOR           15414 MANDAN ROAD           APPLE VALLEY     CA   92307   8.75         8.75        5.4
 30   200601840 HAGEMAN          9844 PEBBLE BEACH LANE      LONE TREE        CO   80124   8.25         8.25        4.9
 31   700601249 PHILLIPS         135 FORT WILLIAMS PARKWAY   ALEXANDRIA       VA   22304   9            9           5.4
 32   700601166 COLBUS           4401 JENSEN PLACE           FAIRFAX          VA   22032   9            9           4.9
 33   500600641 NAVARRO          232 EAST ANAPAMU ST.        SANTA BARBARA    CA   93101   8.5          8.5         5.4
 34  3000600263 SOLIS            23 HALL DRIVE               ORINDA           CA   94563   8.49         8.49        5.75
 35   200601934 MCINERNY         7090 SPRING GLADE ROAD      LOVELAND         CO   80538   9            9           4.9
 36   700601146 GAUNOUX          8215 SETTLE SCHOOL ROAD     RIXEYVILLE       VA   22737   8.75         8.75        5.4
                                                                                           8.72

Count  Loan #   Borrower         Address                      City           State  ZIP  1st.Adj.    Adj.  Prepay    Max. Interest
                                                                                         Period(mos.)Limit Penalty      Rate
  1  3000600214 FRANCO, JR.      911 WILLARDSON WAY          SANTA ANA        CA   92703      6       1      Y          15.99
  2   900600879 WILLIAMS         1570-1572 7TH STREET        OAKLAND          CA   94607      6       1      Y          15.75
  3  3000600613 GARVAS           3937 WEST MC FADDEN AVENUE  SANTA ANA        CA   92704      6       1      N          15
  4  3000600378 MAY              33291 OAK GLEN ROAD         YUCAIPA          CA   92399      6       1      N          15.75
  5  3000600221 HORN             3622 LINDSAY STREET         RIVERSIDE        CA   92509      6       1      Y          15.75
  6  3000600623 ROBERTSON        17 BENICIA ROAD             VALLEJO          CA   94590      6       1      N          15.99
  7   600601443 YARBROUGH        13331 EUSTACE STREET        PACOIMA AREA     CA   91331      6       1      Y          15.5
  8   300602322 HICK             6638-6640 N. ALBINA AVE.    PORTLAND         OR   97217      6       1      Y          16
  9   300602325 HICK             6626-6628 N. ALBINA AVE.    PORTLAND         OR   97217      6       1      Y          16
 10   300602328 HICK             6616-6618 N. ALBINA AVE.    PORTLAND         OR   97217      6       1      Y          16
 11  3000600271 LEE              24607 AVENUE 92             TERRA BELLA      CA   93270      6       1      Y          14.99
 12  3000600224 OLABODE          5315 N. HAIGHT AVENUE       PORTLAND         OR   97217      6       1      Y          15.75
 13   500600744 VELA, SR.        1013 NORTH THORNBURG STREET SANTA MARIA      CA   93454      6       1      Y          15.5
 14  3000600607 D'ANNA           3530 SUSAN STREET           RIVERSIDE        CA   92504      6       1      Y          15.24
 15  3000600246 MARQUEZ          2446 21ST AVENUE            OAKLAND          CA   94606      6       1      Y          15.99
 16  3000600637 CADDY            1751 GLEASON STREET         CORONA           CA   91720     36       1.5    Y          14.99
 17   200601831 OWUSU            1382 WEST LAURENWOOD WAY    HIGHLANDS RANCH  CO   80126      6       1      Y          16
 18  3000600630 WASHINGTON       5415-5417 YGNACIO AVENUE    OAKLAND          CA   94601      6       1      N          15.5
 19  3000600261 PUGA             23388 WEST HIGHWAY 140      STEVINSON        CA   95374      6       1      Y          15.5
 20  1700600460 OSVALDIK         2987 HAXTON WAY             BELLINGHAM       WA   98226      6       1      Y          15.75
 21   200601751 STROUSE          50 SALIDA DEL SOL           EDGEWOOD         NM   87015      6       1      N          16
 22   800602339 MUNOZ-BUTERFIEL  1483 EAST SNOW IRIS CIRCLE  SANDY            UT   84092      6       1      N          16
 23   200601760 DOIG             7988 BEVERLY BOULEVARD      CASTLE ROCK      CO   80104      6       1      N          16
 24  2000600022 CHAFE            29 ROOSEVELT AVE            DANVERS          MA    1923      6       1      N          15.75
 25   300602429 WISE             80881 TURKEY RUN RD         CRESWELL         OR   97426      6       1      N          15.25
 26  3000600338 PACHECO          5134 BODA PLACE             LOS ANGELES      CA   91367      6       1      Y          15.5
 27   800602498 PEGG             64-5268 PUU NANEA STREET    KAMUELA          HI   96743      6       1      Y          15.75
 28   200601996 WALKER           969 WEST CARIBOU DRIVE      MONUMENT         CO   80132      6       1      Y          15.75
 29   800602521 TAYLOR           15414 MANDAN ROAD           APPLE VALLEY     CA   92307      6       1      Y          15.75
 30   200601840 HAGEMAN          9844 PEBBLE BEACH LANE      LONE TREE        CO   80124      6       1      N          15.25
 31   700601249 PHILLIPS         135 FORT WILLIAMS PARKWAY   ALEXANDRIA       VA   22304      6       1      N          16
 32   700601166 COLBUS           4401 JENSEN PLACE           FAIRFAX          VA   22032      6       1      N          16
 33   500600641 NAVARRO          232 EAST ANAPAMU ST.        SANTA BARBARA    CA   93101      6       1      Y          15.5
 34  3000600263 SOLIS            23 HALL DRIVE               ORINDA           CA   94563      6       1      Y          15.49
 35   200601934 MCINERNY         7090 SPRING GLADE ROAD      LOVELAND         CO   80538      6       1      Y          16
 36   700601146 GAUNOUX          8215 SETTLE SCHOOL ROAD     RIXEYVILLE       VA   22737      6       1      N          15.75

         SOUTHERN PACIFIC SECURED ASSETS CORP., MORTGAGE PASS-THROUGH
                          CERTIFICATES, SERIES 1996-2
                ATTACHMENT C TO SUBSEQUENT TRANSFER INSTRUMENT
                                 Series 1996-2
                                 June 28, 1996







                                 June 28, 1996


MBIA Insurance Corporation
113 King Street
Armonk, New York 10504

Bankers Trust Company of California, N.A.
3 Park Plaza
Irvine, California 92714

            Re:   MORTGAGE LOAN PURCHASE AGREEMENT DATED AS OF JUNE 28, 1996

Ladies and Gentlemen:

            We have acted as special counsel to Southern Pacific Secured Assets Corp., a California corporation (the "Company"), in connection with the sale of certain mortgage loans by Southern Pacific Funding Corporation (the "Seller") to the Company pursuant to that certain Mortgage Loan Purchase Agreement, dated as of June 28, 1996, between the Seller and the Company (the "Purchase Agreement"), and the simultaneous deposit therewith by such Company of such mortgage loans into a trust fund pursuant to that certain Subsequent Transfer Instrument (the "Subsequent Transfer Instrument" and, together with the Purchase Agreement, the "Documents"), dated as of June 28, 1996, between the Company and Bankers Trust Company of California, N.A., as Trustee of the Southern Pacific Secured Assets Corp. Mortgage PassThrough Certificates, Series 1996-2 (the "Trustee"). Our representation has been limited solely to rendering this opinion and we have not participated in any way in the negotiation or drafting of the Documents. Capitalized terms not otherwise defined herein have the meanings set forth in the Purchase Agreement.

            In our capacity as such counsel, we have examined originals or copies of those corporate and other records and documents we considered appropriate, including the following:

            A.    The Documents;
            B. The Company's Articles of Incorporation and Bylaws, as amended to date;
                  and
            C. Resolutions adopted by the Board of Directors of the Company with specific reference to actions relating to the transactions covered by this opinion.

            As to relevant factual matters, we have relied upon, among other things, the Company's representations in certificates of the officers of the Company. In addition, we have obtained and relied upon those certificates of public officials we considered appropriate. Such factual matters have not been independently established or verified by us.

            Our use of the terms "known to us," "to our knowledge," or a similar phrase to qualify a statement in this opinion means that those attorneys in this firm who have given substantive attention to the representation described in the introductory paragraph of this opinion do not have current actual knowledge that the statement is inaccurate. Such terms do not include any knowledge of other attorneys within our firm (regardless of whether they have represented or are representing the Company in connection with any other matter) or any constructive or imputed knowledge of any matters or items of information. We have not undertaken any independent investigation to determine the accuracy of any statement, and any limited inquiry undertaken by us during the preparation of this opinion letter should not be regarded as such an investigation. No inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of the Company in connection with this opinion letter or in other matters.

            The term "threatened litigation" used herein shall have the same meaning as the term "overtly threatened" used in the American Bar Association Statement of Policy on Lawyer's responses to Auditors' Requests for Information dated January 15, 1976.

            We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the legal capacity of all natural persons and the conformity with originals of all documents submitted to us as copies. To the extent the Company's obligations depend on the due authorization, execution and delivery of other parties to the Documents, we have assumed that the Documents have been so authorized, executed and delivered and that such documents constitute the legally valid and binding obligation of each such party in accordance with their respective terms. We have further assumed the conformity of the Mortgage Loans and related documents to the requirements of the Documents.

            We have also assumed, without independent verification, that there are no agreements or understandings among the Seller, the Company, the Trustee or any other party which would expand, modify or otherwise affect the terms of the documents described herein or the respective rights or obligations of the parties thereunder.

            On the basis of such examination, our reliance upon the assumptions contained herein and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that:

            1. The Company has been duly incorporated and is validly existing in good standing under the laws of the State of California with corporate power to own its properties, conduct its business as described in the Purchase Agreement, to enter into the Documents and to perform its obligations thereunder.

            2. The execution, delivery and performance of each of the Documents has been duly authorized by all necessary corporate action on the part of the Company and the Documents have been duly executed and delivered by the Company.

            3. The Documents constitute the legally valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws),
(ii) general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at equity or at law, and (iii) public policy considerations, statutes or court decisions underlying the securities laws, to the extent that such public policy considerations, statutes or court decisions limit the enforceability of the provisions of the Documents that purport to provide indemnification or contribution with respect to securities laws violations. Notwithstanding the foregoing, we express no opinion herein with respect to the validity, legality, binding effect or enforceability of Section
6.07 of the Purchase Agreement or the final sentence of Section 1(a) of the Subsequent Transfer Instrument.

            4. No order, consent, permit or approval of any California or federal governmental authority that we have, in the exercise of customary professional diligence, recognized as directly applicable to the Company or to transactions of the type contemplated by the Documents, is required on the part of the Company for the execution and delivery, and performance on or prior to the date of this opinion under, the Documents, except for such as have been obtained.

            5. The Company's execution and delivery of, and performance of its obligations on or prior to the date hereof under, the Documents, do not and will not (i) violate the Company's Articles of Incorporation or bylaws, (ii) result in a default under the terms of any indenture or other material agreement or instrument known to us to which the Company is a party or by which it is bound, or (iii) breach or otherwise violate any existing obligation of the Company under any order, judgment or decree of any California or federal court or governmental authority binding the Company and known to us.

            6. The execution and delivery by the Company of, and the performance of its obligations on or prior to the date hereof under, the Documents, do not violate any material California or federal statute or regulation that we have, in the exercise of customary professional diligence, recognized as directly applicable to the Company or the transactions of the type contemplated by the Documents.

            7. To our knowledge, there is no action, suit, proceeding or investigation pending or threatened against the Company which, in our judgment, would draw into question the validity of the Documents or which would be likely to impair materially the ability of the Company to perform under the terms of the Documents.

            The opinions set forth above are subject to and limited by the following:

            (a) the limitations imposed by a California court that might not permit the exercise or attempted exercise of any right or remedy provided in any agreement if such exercise or attempted exercise is deemed to be in breach of the covenant of good faith and fair dealing implied under California law to exist in all agreements or if the party seeking to exercise the same fails to act in a commercially reasonable manner;

            (b) the limitations imposed by California law and court decisions relating to the strict enforcement of certain covenants in contracts absent a showing of damage or increased risk to the party seeking enforcement (such covenants may include, without limitation, covenants to provide reports or notices and covenants restricting rights of assignment);

            (c) the effect of certain California court decisions, indicating that a California court would probably refuse to give strict and literal effect to contractual provisions if it concluded that enforcement of such provisions, on the basis of the facts and circumstances then before such court, was not reasonably necessary to protect the rights and interest of the party seeking enforcement;

            (d) the unenforceability under certain circumstances of contractual provisions respecting various self-help or summary remedies without notice or opportunity for hearing or correction, especially if their operation would work a substantial forfeiture or impose a substantial penalty upon the burdened party;

            (e) the unenforceability under certain circumstances of provisions waiving vaguely or broadly stated rights or unknown future rights and of provisions stating that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, or that the election of some particular remedy or remedies does not preclude recourse to one or more others;

            (f) the effect of section 1670.5 of the California Civil Code, which provides that if a court as a matter of law finds a contract or any clause of a contract to have been "unconscionable" at the time it was made, the court may refuse to enforce the contract, or the court may enforce the remainder of the contract without the "unconscionable" clause so as to avoid an "unconscionable" result;

            (g) the net impact or result of any conflict of laws between or among laws of competing jurisdictions and the applicability of the law of any jurisdiction in such instance beyond California.

            In rendering this opinion, we express no opinion concerning the laws of any jurisdiction other than the present laws of the State of California and the federal laws of the United States. We express no opinion on any issue not expressly addressed above.

            This opinion is rendered by us as special counsel for the Company and may be relied upon by you only in connection with the transaction contemplated by the Documents. It may not be used or relied upon by you for any other person, nor may copies be delivered to any other person, without in each instance our prior written consent.

                                    Very truly yours,



                                    Freshman, Marantz, Orlanski,
                                    Cooper & Klein

                                                      June 28, 1996



Moody's Investors Service, Inc.        Duff & Phelps Credit Rating Co.
99 Church Street                       17 State Street, 12th Floor
New York, New York  10007              New York, New York 10004

Standard & Poor's Ratings Services     MBIA Insurance Corporation
25 Broadway                            113 King Street
New York, New York  10004              Armonk, New York  10504

Prudential Securities Incorporated     Bankers Trust Company of California, N.A.
One New York Plaza                     Three Park Plaza, 16th Floor
New York, New York 10292               Irvine, California  92714

Lehman Brothers Inc
Three World Financial Center
New York, New York 10285


           Re:    Southern Pacific Secured Assets Corp.
                  MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1996-2

Ladies and Gentlemen:

           We have acted as counsel to Southern Pacific Secured Assets Corp. (the "Company"), in connection with the conveyance of $5,210,367.90 of certain residential first lien mortgage loans (the "Subsequent Mortgage Loans") by the Company to Bankers Trust Company of California, N.A. as trustee (the "Trustee") under the Pooling and Servicing Agreement, dated as of May 8, 1996, among the Company, as company, Advanta Mortgage Corp. USA, as master servicer and the Trustee (the "Pooling and Servicing Agreement"), pursuant to a Subsequent Transfer Instrument, dated as of June 28, 1996 (the "Subsequent Transfer Instrument"), between the Company, as seller and the Trustee (the Subsequent Transfer Instrument and the Pooling and

Servicing Agreement, together, the "Agreements"). The Company purchased the Subsequent Mortgage Loans from Southern Pacific Funding Corporation (the "Seller") pursuant to a Mortgage Loan Purchase Agreement dated as of June 28, 1996. The Company previously transferred certain residential first lien and second lien mortgage loans (collectively, the "Initial Mortgage Loans"; the Subsequent Mortgage Loans and the Initial Mortgage Loans, together, the "Mortgage Loans") and the amounts of $20,210,278.26 and $24,370,872.69 deposited by the Company on the Closing Date in two separate pre-funding accounts to a trust fund pursuant to the Pooling and Servicing Agreement. Capitalized terms not defined herein have the meanings set forth in the Pooling and Servicing Agreement.

           In connection with rendering this opinion letter, we have examined the Agreements and such other documents as we have deemed necessary. As to matters of fact, we have examined and relied upon representations of parties to the Agreements contained therein and, where we have deemed appropriate, representations or certifications of officers of parties to the Agreements or public officials. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents. We have assumed that all parties had or have the power and authority to enter into and perform all obligations thereunder. As to such parties, we also have assumed the due authorization by all requisite action, the due execution and delivery and the enforceability of such documents. We have further assumed that there is not and will not be any other agreement that materially supplements or otherwise modifies the agreements expressed in the Agreements. We have further assumed the conformity of the Mortgage Loans and related documents to the requirements of the Agreements.

           In rendering this opinion letter, we do not express any independent opinion concerning any law other than the law of the State of New York and the federal law of the United States. We also note that the security interest of the Trustee in proceeds is limited to the extent set forth in Section 9-306 of the Uniform Commercial Code as in effect in the State of New York. We do not express any opinion on any issue not expressly addressed below.

           Based upon and subject to the foregoing, it is our opinion that, in the event that the transfer of the Subsequent Mortgage Loans by the Company to the Trustee and the sale of the Class A Certificates by the Company to the Underwriters were held not to constitute a sale of the interest in the Subsequent Mortgage Loans evidenced by the Class A Certificates, the Agreements create, for the benefit of the Trustee as secured party on behalf of the Certificateholders, a perfected security interest in each Subsequent Mortgage Loan and the proceeds thereof, which security interest will be prior to all other security interests except for those that by operation of law take priority over a previously perfected security interest.

           This opinion letter is rendered for the sole benefit of each person or entity to which it is addressed, and no other person or entity is entitled to rely hereon. Copies of this opinion letter may not be furnished to any other party or entity, nor may any portion of this opinion letter be quoted, circulated or referred to in any other document.

                                          Very truly yours,

                                          THACHER PROFFITT & WOOD

                                  June 28, 1996



Moody's Investors Service, Inc.        Duff & Phelps Credit Rating Co.
99 Church Street                       17 State Street, 12th Floor
New York, New York  10007              New York, New York 10004

Standard & Poor's Ratings Services     MBIA Insurance Corporation
25 Broadway                            113 King Street
New York, New York  10004              Armonk, New York  10504

Prudential Securities Incorporated     Bankers Trust Company of California, N.A.
One New York Plaza                     Three Park Plaza, 16th Floor
New York, New York 10292               Irvine, California  92714

Lehman Brothers Inc
Three World Financial Center
New York, New York 10285


           Re:    Southern Pacific Secured Assets Corp.
                  MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1996-2

Ladies and Gentlemen:

           We have acted as counsel to Southern Pacific Secured Assets Corp. (the "Company"), in connection with the conveyance of $5,210,367.90 of certain residential first lien mortgage loans (the "Subsequent Mortgage Loans") by the Company to Bankers Trust Company of California, N.A. as trustee (the "Trustee") under the Pooling and Servicing Agreement, dated as of May 8, 1996, among the Company, as company, Advanta Mortgage Corp. USA, as master servicer and the Trustee (the "Pooling and Servicing Agreement"), pursuant to a Subsequent Transfer Instrument, dated as of June 28, 1996 (the "Subsequent Transfer Instrument"), between the Company, as seller and the Trustee (the Subsequent Transfer Instrument and the Pooling and

Servicing Agreement, together, the "Agreements"). The Company purchased the Subsequent Mortgage Loans from Southern Pacific Funding Corporation (the "Seller") pursuant to a Mortgage Loan Purchase Agreement dated as of June 28, 1996. The Company previously transferred certain residential first lien and second lien mortgage loans (collectively, the "Initial Mortgage Loans"; the Subsequent Mortgage Loans and the Initial Mortgage Loans, together, the "Mortgage Loans") and the amounts of $20,210,278.26 and $24,370,872.69 deposited by the Company on the Closing Date in two separate pre-funding accounts to a trust fund pursuant to the Pooling and Servicing Agreement. Capitalized terms not defined herein have the meanings set forth in the Pooling and Servicing Agreement.

           In connection with rendering this opinion letter, we have examined the Agreements and such other documents as we have deemed necessary. As to matters of fact, we have examined and relied upon representations of parties to the Agreements contained therein and, where we have deemed appropriate, representations or certifications of officers of parties to the Agreements or public officials. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents. We have assumed that all parties had or have the power and authority to enter into and perform all obligations thereunder. As to such parties, we also have assumed the due authorization by all requisite action, the due execution and delivery and the enforceability of such documents. We have further assumed that there is not and will not be any other agreement that materially supplements or otherwise modifies the agreements expressed in the Agreements. We have further assumed the conformity of the Mortgage Loans and related documents to the requirements of the Agreements.

           In rendering this opinion letter, we do not express any opinion concerning any law other than the federal law of the United States and the law of the State of New York. We do not express any opinion on any issue not expressly addressed below.

           Based upon and subject to the foregoing, it is our opinion that (i) in the event of the insolvency of the Seller and the appointment of a receiver or conservator for the Seller, in connection with such a proceeding a court would not hold that the transfer of the Subsequent Mortgage Loans by the Seller to the Company should be characterized as a loan secured by the Subsequent Mortgage Loans rather than as a sale of the ownership interest in the Subsequent Mortgage Loans, and (ii) in the event of the insolvency of the Company and the appointment of a receiver or conservator for the Company, in connection with such a proceeding a court would not hold that the transfer of the Subsequent Mortgage Loans by the Company to the Trustee should be characterized as a loan secured by the Subsequent Mortgage Loans rather than as a sale of the ownership interest in the Subsequent Mortgage Loans evidenced by the Certificates.

           This opinion letter is rendered for the sole benefit of each addressee hereof, and no other person or entity is entitled to rely hereon. Copies of this opinion letter may not be furnished to any other party or entity, nor may any portion of this opinion letter be quoted, circulated or referred to in any other document.

                                          Very truly yours,

                                          THACHER PROFFITT & WOOD

         SOUTHERN PACIFIC SECURED ASSETS CORP., MORTGAGE PASS-THROUGH
                          CERTIFICATES, SERIES 1996-2
                ATTACHMENT D TO SUBSEQUENT TRANSFER INSTRUMENT
                                 Series 1996-2
                                 June 28, 1996

                             OFFICER'S CERTIFICATE

                  I, Gary Palmer, hereby certify that I am a duly elected Director of Southern Pacific Secured Assets Corp., a California corporation (the "Company"), and further, to the best of my knowledge and after due inquiry, as follows:

                  Each condition precedent specified in Section 2.08(b) and
           Section 2.08(c) of the Pooling and Servicing Agreement, dated as of May 8, 1996, among the Company, Advanta Mortgage Corp. USA, as Master Servicer, and Bankers Trust Company of California, N.A., as Trustee (the "Pooling and Servicing Agreement") and each condition precedent specified in the Subsequent Transfer Instrument has been satisfied by the Company.

                  Capitalized terms not defined herein have the meanings set forth in the Pooling and Servicing Agreement.

                  IN WITNESS WHEREOF, I have hereunto signed my name.



Dated:     June 28, 1996      By:     /s/ Gary Palmer
                              -----------------------
                                   Name:  Gary Palmer
                                   Title: Director

         SOUTHERN PACIFIC SECURED ASSETS CORP., MORTGAGE PASS-THROUGH
                          CERTIFICATES, SERIES 1996-2
                ATTACHMENT E TO SUBSEQUENT TRANSFER INSTRUMENT
                                 Series 1996-2
                                 June 28, 1996

                      TRUSTEE'S ACKNOWLEDGMENT OF RECEIPT



                                  June 28, 1996

Southern Pacific Funding Corporation
One Centerpoint Drive, Suite 500
Lake Oswego, Oregon 97035

Southern Pacific Secured Assets Corp.
One Centerpoint Drive, Suite 500
Lake Oswego, Oregon 97035

Advanta Mortgage Corp. USA
16875 West Bernardo Drive
San Diego, California 92127

MBIA Insurance Corporation
113 King Street
Armonk, New York 10564

                  Re: Pooling and Servicing Agreement, dated as of May 8, 1996 among Southern Pacific Secured Assets Corp., as Company, Advanta Mortgage Corp. USA, as Master Servicer, and Bankers Trust Company of California, N.A., as Trustee, Mortgage Pass-Through Certificates, Series 1996-2, (SUBSEQUENT TRANSFER ON JUNE 28, 1996)


Ladies and Gentlemen:

                  In accordance with Section 2.04 of the above-captioned Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies: except as noted on the attachment hereto, if any (the "Loan Exception Report"), it has received the original Mortgage Note (item (i) in Section 2.03(a)) with respect to each Mortgage Loan listed in the attached Mortgage Loan Schedule and the documents contained therein appear to bear original signatures or copies of originals if the originals have not yet been delivered.

                  The Trustee has made no independent examination of any such documents beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any such documents or any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

                  Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

                                                BANKERS TRUST COMPANY OF
                                                CALIFORNIA, N.A., as Trustee

                                                By:   /s/ Gary R. Vaughan
                                                -------------------------
                                                Name:  Gary R. Vaughan
                                                Title: Assistant Vice President

         SOUTHERN PACIFIC SECURED ASSETS CORP., MORTGAGE PASS-THROUGH
                          CERTIFICATES, SERIES 1996-2
                ATTACHMENT F TO SUBSEQUENT TRANSFER INSTRUMENT
                                 Series 1996-2
                                 June 28, 1996




                                                June 28, 1996

TO THE ADDRESSEES LISTED ON SCHEDULE I HERETO:

                        Re:   Southern Pacific Secured Assets Corp.
                              Mortgage Pass-Through Certificates,
                              SERIES 1996-2

Ladies and Gentlemen:

                  We have acted as special counsel to Bankers Trust Company of California, N.A., as trustee (the "Trustee") under Subsequent Transfer Instrument (the "Subsequent Transfer Instrument"), dated as of June 28, 1996 between Southern Pacific Secured Assets Corp., as seller (the "Company") and the Trustee and the Pooling and Servicing Agreement, dated as of May 8, 1996 among the Company, Advanta Mortgage Corp. USA, as master servicer (the "Master Servicer"), and the Trustee (the "Pooling and Servicing Agreement" together with the Subsequent Transfer Instrument, the "Agreements"). Capitalized terms used but not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

                  In arriving at the opinions expressed below, we have examined and relied upon the originals or copies, certified or otherwise identified to our satisfaction, of the Agreements and of such records, documents, instruments and certificates, and we have made such investigations of law, as we have deemed appropriate as the basis for the opinions expressed below. We have assumed and have not verified that the signatures on all documents that we have examined are genuine and that each person signing each such document, except with respect to the Trustee, was duly authorized to sign such document on behalf of the person or entity purporting to be bound thereby. In addition, for purposes of rendering the opinions expressed below, we have, with your permission, (i) relied upon such other documents, instruments and certificates, including certificates of the Trustee and of public officials, without investigation on our part of any of the matters set forth therein, (ii) assumed, without investigation on our part, that each of the Agreements have been duly authorized and validly executed and delivered by the Company and each Agreement is a legal, valid, binding and enforceable instrument of the Company.

                  Based upon the foregoing, we are of the opinion that:

                  1. The Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America and has the power and authority to enter into, and to take all action required of it under the Agreements.

                  2. Each of the Agreements have been duly authorized, executed and delivered by the Trustee and constitutes a valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, receivership and similar laws affecting creditors' rights generally, and the rights of creditors of national banking associations and depository institutions the accounts of which are insured by the FDIC specifically, and subject, as to enforceability, to general principles of equity and the discretion of the court, regardless of whether enforcement is sought in a proceeding in equity or law.

                  3. The execution and delivery of the Agreements by the Trustee and the performance by the Trustee of their respective terms do not conflict with or result in a violation of (a) any law or regulation of the United States of America or the State of New York governing the banking or trust powers of the Trustee, or (b) the Articles of Association and Bylaws of the Trustee.

                  4. No consent, approval or authorization of, filing or registration with, or notice to, any governmental regulatory authority is required for the Trustee in connection with the execution and delivery of, performance under, or compliance with, the Agreements.

                  We express no opinion other than as to the law of the State of New York and the federal law of the United States of America.

                  Our opinions contained herein are rendered only as of the date hereof, and we undertake no obligation to update this letter or the opinions herein after the date hereof.

                  This opinion is furnished for your benefit only and solely in connection with the Agreements. You may not rely on this opinion for any other purpose, nor may anyone else rely on this opinion, without our express written consent.

                                          Very truly yours,

                                          /s/ Dewey Ballantine
                                          --------------------

                                  SCHEDULE I

Lehman Brothers Inc.
3 World Financial Center, 12th Floor
New York, New York 10285

Prudential Securities Incorporated
One New York Plaza
New York, New York 10292

Advanta Mortgage Corp. USA
16875 West Bernardo Drive
San Diego, California 92127

Southern Pacific Funding Corporation
One Centerpointe Drive, Suite 500
Lake Oswego, OR 97035

Southern Pacific Secured Assets Corp.
One Centerpointe Drive, Suite 500
Lake Oswego, OR 97035

MBIA Insurance Corporation
113 King Street
Armonk, NY 10504

Duff & Phelps Credit Rating Co.
17 State Street, 12th Floor
New York, NY 10004

Moody's Investors Service, Inc.
99 Church Street, 4th Floor
New York, NY 10007

Standard & Poor's Ratings Services
26 Broadway, 15th Floor
New York, NY 10004